Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Legg Mason Partners Investment Series:

We consent to the use of our report, incorporated herein by reference, dated December 27, 2006, for Legg Mason Partners Dividend Strategy Fund (formerly Smith Barney Dividend Strategy Fund), as of October 31, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

By:	/S/ KPMG LLP
KPMG LLP

New York, New York

February 26, 2007